Exhibit 1.1

EXECUTION VERSION

TELEFÔNICA BRASIL S.A.

79,679,574 Preferred Shares, without par value

Including Preferred Shares in the Form of American Depositary Shares

INTERNATIONAL UNDERWRITING AGREEMENT

April 27, 2015

To the Managers named in Schedule I hereto
for the International Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Telefônica Brasil S.A., a Brazilian sociedade anônima (corporation) (the “Company”), proposes to issue and sell to the several international underwriters named in Schedule II hereto (the “International Underwriters”), for whom you are acting as managers (the “Managers”), the number of shares of its preferred shares, without par value, set forth in Schedule I hereto, in the form of American Depositary Shares (“ADSs”), each ADS representing one preferred share of the Company (such preferred shares, in the form of ADSs, being hereinafter referred to as the “Initial ADSs”). The Company also proposes to issue and sell to the several International Underwriters, at the option of the International Underwriters, up to the number of its preferred shares, without par value, set forth in Schedule I hereto in the form of ADSs, each ADS representing one preferred share of the Company, minus the number of Additional Shares (as defined below) sold by the Company as a result of the exercise by the Brazilian Underwriters (as defined below) of their option regarding such Additional Shares (as defined below) under the Brazilian Underwriting Agreement (as defined below), on the terms and subject to the conditions set forth below (such preferred shares in the form of ADSs being hereinafter referred to as the “Additional ADSs”). The Initial ADSs and the Additional ADSs are herein collectively referred to as the “Offered ADSs.” The preferred shares, without par value, of the Company represented by the Offered ADSs are hereinafter referred to as the “Underlying Shares.”

The Offered ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to the Second Amended and Restated Deposit Agreement, dated as of January 28, 2013 (the “Deposit Agreement”), among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners of ADRs issued thereunder filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) as an exhibit to a registration statement (the file number of which is set forth in Schedule I hereto) on Form F-6 on December 23, 2014 pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The Company is concurrently entering into an agreement (the “Brazilian Underwriting Agreement”), dated the date hereof, providing for the sale by the Company of an aggregate of 236,803,588 preferred shares, without par value, of the Company (the “Initial Shares”) through arrangements with certain Brazilian underwriters named in that agreement (the “Brazilian Underwriters”). The Brazilian Underwriting Agreement provides for an option of the Brazilian Underwriters to cause the Company to sell an aggregate of not more than 6,282,660 additional preferred shares, without par value, of the Company, minus the number of Underlying Shares underlying the Additional ADSs sold by the Company as a result of the exercise by the International

Underwriters of their option regarding such Additional ADSs under this Agreement (the “Additional Shares”). The Initial Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares.” The Offered Shares and the Underlying Shares are hereinafter collectively referred to as the “Shares.” The preferred shares, without par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Preferred Shares.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “International Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

It is understood that the International Underwriters, acting as placement agents, intend to offer Initial Shares outside Brazil subject to the terms and conditions stated in this Agreement. Shares purchased by U.S. investors will be placed outside the United States by the Brazilian Underwriters, settled in Brazil and paid for in Brazilian reais, and their offer is being underwritten by the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement. U.S. investors purchasing Shares must be authorized to invest in Brazilian securities under the requirements established by the Conselho Monetário Nacional and the Comissão de Valores Mobiliários (the “CVM”).

The offering of the Offered ADSs and the offering of the Offered Shares to persons outside Brazil are referred to collectively herein as the “International Offering.” The offering of Offered Shares to persons in Brazil is referred to herein as the “Brazilian Offering.” In connection with the Brazilian Offering, the Company will prepare a Brazilian prospectus and accompanying reference form (formulário de referência) in Portuguese (collectively, the “Brazilian Offering Documents”). The International Offering and the Brazilian Offering are referred to collectively herein as the “Global Offering.”

The several International Underwriters and the Brazilian Underwriters are, simultaneously herewith, entering into an Intersyndicate Agreement among their respective syndicates, dated the date hereof, which provides for, among other things, the transfer of Offered Shares and Underlying Shares between the two syndicates for the purpose of resale.

The Company has filed with the Commission a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto), on Form F-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement on Form F-3 as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement on Form F-3 at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 26, 2015 in the form first used to confirm sales of the Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “road show materials” means any written materials (including any issuer free writing prospectus) used in a road show presentation in connection with the Offered ADSs or Shares. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus,” “Prospectus” and “Brazilian Offering Documents” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus, the Prospectus or the Brazilian Offering Documents shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or, in the case of the Brazilian Offering Documents, that are filed with the CVM, that are deemed to be incorporated by reference therein.

Subsequent to the International Offering and the Brazilian Offering, the Company plans to acquire all of the shares of GVT Participações S.A. (“GVTPar”), the controlling shareholder of Global Village Telecom S.A. (“GVT Operadora” and, together with GVTPar, “GVT”) and to merge all of the shares of GVTPar into the Company (collectively, the “Merger”) pursuant to a Stock Purchase Agreement and Other Covenants, dated as of September 18, 2014 (the “Stock Purchase Agreement”), by and among Vivendi S.A., Société d’Investissements et de Gestion 72 S.A. and Société d’Investissements et de Gestion 108 SAS, as sellers (collectively, the “Vivendi Parties”), the Company, as purchaser, and GVTPar, GVT Operadora and Telefónica, S.A. As used herein, the terms “Subsidiary” and “Subsidiaries” shall refer to Telefônica Data S.A., the sole subsidiary of the Company as of the date of this Agreement and as of the Closing Date (as hereinafter defined) and, for the avoidance of doubt, shall not include GVT.

1.                                      Representations and Warranties with Respect to the Company. The Company represents and warrants to and agrees with each of the International Underwriters that as of the date hereof and as of the Closing Date:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)                                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each road show material, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 10(b).

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 (i) A registration statement (the file number of which is set forth in Schedule I hereto) in respect of the ADSs on Form F-6 has become effective pursuant to the rules and regulations of the Commission (such registration statement, including all exhibits thereto, being hereinafter referred to as the “F-6 Registration Statement”); (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission; (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission; and (iv) the F-6 Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(e)                                  The Company has been duly incorporated, is validly existing as a sociedade anônima (corporation) in good standing under the laws of the Federative Republic of Brazil (“Brazil”) (to the extent that the concept of good standing is applicable under Brazilian law), has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (if such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any material adverse effect on the financial condition, earnings, business, operations, or prospects of the Company, its Subsidiaries and GVT, taken as a whole.

(f)                                   Each Subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or another business entity in good standing (if such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has the power and authority (corporate and other) to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (if such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Registration Statement and the Time of Sale Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)                                  As of the date hereof, the preferred shares of the Company outstanding prior to the issuance of the Shares are, and as of the Closing Date, the Preferred Shares will have been, duly listed and admitted for trading on the BM&FBOVESPA S.A. — Bolsa de Valores, Mercadorias e Futuros (the Brazilian Securities, Commodities and

Futures Exchange, or “BM&FBOVESPA”), and the Company is duly registered as a publicly held corporation with the CVM.

(h)                                 This Agreement and the Brazilian Underwriting Agreement have been duly authorized, executed and delivered by the Company.

(i)                                     The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)                                    The Preferred Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(k)                                 The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement or the Brazilian Underwriting Agreement, will be validly issued, fully paid and non-assessable, and, except as described in the Registration Statement and the Time of Sale Prospectus the issuance of such Shares will not be subject to any preemptive or similar rights.

(l)                                     The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Brazilian Underwriting Agreement and the Deposit Agreement, and the consummation of the transactions comprising the Merger will not contravene any provision of applicable law, the certificate of incorporation or estatuto social (by-laws) of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries; no consent, approval, authorization or order of, or qualification with, any U.S., Brazilian or other governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Deposit Agreement, the Brazilian Underwriting Agreement or the consummation of the transactions comprising the Merger, except for (i) such as have been obtained and made under the Securities Act and the Exchange Act, (ii) the approvals by the CVM and the BM&FBOVESPA of the offering of the Underlying Shares and the Offered Shares as contemplated by this Agreement and the Brazilian Underwriting Agreement, which have been obtained and remain in full force and effect or will be obtained prior to each Closing Date; (iii) the approval by the New York Stock Exchange (“NYSE”) of the supplemental listing of the Offered ADSs on the NYSE, which has been obtained and remains in full force and effect; (iv) such as have been obtained under the laws and regulations of jurisdictions outside the United States and Brazil in which the Offered ADSs or the Offered Shares are offered; (v) such as may be required under state securities or “Blue Sky” laws in the United States; and (vi)  the approval of the Merger by the Agência Nacional de Telecomunicações — ANATEL, the Conselho Administrativo de Defesa Econômica, the Secretaria de Direito Econômico and/or the Secretaria de Acompanhamento Econômico, the Brazilian antitrust authorities, which have been obtained and remain in full force and effect.

(m)                             There has not occurred any material adverse change in the financial condition, earnings, business, operations or prospects of the Company, its Subsidiaries and GVT, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)                                 There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Deposit Agreement or the Brazilian Underwriting Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o)                                 Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)                                 The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement.

(r)                                    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material

Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement.

(s)                                   There are no contracts, agreements or understandings between the Company and any person (i) granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or (ii) to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(t)                                    None of the Company or any of its Subsidiaries or, to the knowledge of the Company and, in the case of Telefónica, S.A., except as disclosed by Telefónica, S.A. in its Registration Statement on Form F-3 dated March 26, 2015, (i) any director, officer or employee of, or any other person acting for or on behalf of the Company or any of its Subsidiaries, or (ii) Telefónica, S.A., has engaged in any activity that would constitute a violation of any applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, and the Company and its Subsidiaries and, to the knowledge of the Company, Telefónica, S.A. have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(u)                                 The operations of the Company and its Subsidiaries are and have been conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and, to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(v)                                 (i) None of the Company or any of its Subsidiaries, or, to the knowledge of the Company, (x) any director, officer, employee or agent of the Company or any of its Subsidiaries, or (y) Telefónica, S.A., is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or Her Majesty’s Treasury (“HMT”), or a Specially Designated National (“SDN”) on OFAC’s SDN list (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of comprehensive territorial Sanctions, except to the extent such funding or facilitation would not be prohibited for a Person required to comply with Sanctions.

(w)                               The Company and each of its Subsidiaries have filed all tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement) and have paid all taxes required to be paid by them thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement, or, except as currently being contested in good faith and for which reserves required by International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) have been created in the applicable financial statements), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company or any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement.

(x)                                 The Company and each of its Subsidiaries (1) make and keep books and records that are accurate in all material respects and (2) maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal controls over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(y)                                 The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Upon execution and delivery by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the International Underwriters for the Offered ADSs evidenced thereby in accordance with the provisions of this Agreement, such Offered ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Deposit Agreement and the Offered ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, Time of Sale Prospectus and Prospectus. Except as described in the Registration Statement and the Time of Sale Prospectus there are no limitations on the rights of holders of Preferred Shares, Offered ADSs or ADRs evidencing the Offered ADSs to hold or vote or transfer their respective securities.

(z)                                  Except as described in the Registration Statement and the Time of Sale Prospectus no approvals are currently required in Brazil in order for the Company to pay dividends, interest on shareholders’ equity or other distributions declared by the Company to the holders of Preferred Shares, including the Depositary; and, except as described in the Registration Statement and the Time of Sale Prospectus under current laws and regulations of Brazil and any political subdivision thereof, any amounts payable with respect to the Preferred Shares upon liquidation of the Company or upon redemption thereof and dividends, interest on shareholders’ equity and other distributions declared and payable on the Preferred Shares may be paid by the Company to the Depositary in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the applicable Preferred Shares is registered with the Banco Central do Brasil (the “Central Bank”). Except as described in the Registration Statement and the Time of Sale Prospectus no such payments made to holders thereof or therein who are non-residents of Brazil are subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein, and, except as described in the Registration Statement and the Time of Sale Prospectus such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein, as long as the investment in respect of the applicable Preferred Shares is registered with the Central Bank.

(aa)                          The Company and its Subsidiaries have good and marketable title to all material real properties and all material other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by them, except as described in the Registration Statement and the Time of Sale Prospectus; and the Company and its Subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by them, except as described in the Registration Statement and the Time of Sale Prospectus.

(bb)                          No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement.

(cc)                            The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or as described in the Registration Statement and the Prospectus, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement.

(dd)                          Neither the Company nor any of its Subsidiaries is in (i) violation of its by-laws or equivalent constitutive documents, (ii) default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) violation in any material respect of any Brazilian, U.S. or other law, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other Brazilian, U.S. or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the Registration Statement and the Prospectus, except, in the case of clause (ii), as disclosed in the Registration Statement and the Prospectus or where any such breach or default would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement.

(ee)                            Ernst & Young Auditores Independentes S.S., the Company’s independent registered public accounting firm, which have audited certain consolidated financial statements of the Company and whose reports appear in the Registration Statement and the Prospectus, are an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations of the Commission thereunder.

(ff)                              The consolidated financial statements of the Company included in each Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown; such consolidated financial statements have been prepared in conformity with IFRS in all material respects.

(gg)                            The pro forma financial information, together with the related notes, included in the Registration Statement and the Prospectus has been prepared in accordance with Regulation S-X under the Securities Act and the other applicable rules and regulations of the Commission in all material respects; the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus; and the adjustments used with respect to such pro forma financial information are appropriate in all material respects to give effect to the transactions or matters referred to therein.

(hh)                          Since the date of the latest audited consolidated financial statements of the Company included in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Time of Sale Prospectus (i) there has been no material adverse change in the financial condition, earnings, business, operations or prospects of the Company, its Subsidiaries and GVT, taken as a whole, (ii) except as described in the Registration Statement and the Time of Sale Prospectus there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital since the date of the latest audited consolidated financial statements included in the Registration Statement and the Prospectus and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except where such loss or interference would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement.

(ii)                                  The Company, its Subsidiaries and the Company’s obligations under this Agreement are subject to civil and commercial law and to suit, and neither the Company, nor its Subsidiaries, nor any of its or their properties or assets (other than reversible assets (bens reversíveis) as described in the Time of Sale Prospectus) has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement.

(jj)                                The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accounting firms and the Company’s fiscal council (conselho fiscal) and board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves the respective management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent registered public accounting firms; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company and its Subsidiaries and each of the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(kk)                          The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(ll)                                  Neither the Company nor any of its Subsidiaries nor any person acting on behalf of the Company has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs or the Offered Shares, except for stabilization activities to be carried out by Bank of America Merrill Lynch Banco Múltiplo S.A. in Brazil pursuant to the Contrato de Prestação de Serviços de Estabilização de Preço de Ações Preferenciais, dated the date hereof (the “Stabilization Agreement”).

(mm)                  The Company has the power to submit, and pursuant to Section 18 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York and to the waiver of jury provisions therein, and has the power to designate, appoint and empower, and pursuant to Section 18 of this Agreement, has legally, validly and effectively designated, appointed and empowered the Authorized Agent (as defined herein) for service of process in any suit or proceeding based on or arising under this Agreement in any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York.

(nn)                          The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries in Brazil, except where the failure to be so insured would not reasonably expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement.

(oo)                          After giving effect to the offering and sale of the Offered ADSs and the Offered Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, the Company does not expect to be a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the taxable year ended December 31, 2015, and the Company does not expect to become a passive foreign investment company in the future.

(pp)                          No material indebtedness (actual or contingent) and no contract or arrangement material to the Company or the counterparty is outstanding between the Company and any director or executive officer of the Company, any spouse, infant or child of such director or executive officer, or any company or undertaking in which such director or officer holds a controlling interest. There are no relationships or transactions between the Company, on the one hand, and its affiliates, officers and directors or their shareholders, customers or suppliers, on the other hand, that, although required to be disclosed, are not disclosed in the Registration Statement and the Prospectus.

(qq)                          The Offered ADSs, as of the Closing Date, will be approved for listing on the NYSE, subject to notice of issuance, and the Offered Shares have been approved for listing on the BM&FBOVESPA. The Offered ADSs will, as of the Closing Date, have been accepted for settlement through the facilities of The Depository Trust Company.

(rr)                                Except as set forth in the Registration Statement and the Time of Sale Prospectus, no stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, are payable in Brazil on or in connection with the issuance and sale of the Underlying Shares by the Company and the Offered ADSs pursuant to the Deposit Agreement, the issuance and sale of the Offered Shares by the Company or the execution and delivery of this Agreement or the Brazilian Underwriting Agreement other than (i) an administrative fee (taxa de fiscalização) and a registration fee payable to the CVM, (ii) a fee payable to the BM&FBOVESPA, (iii) a fee payable to the Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais — ANBIMA (“ANBIMA”), and (iv) a filing fee payable to the Junta Comercial de São Paulo — JUCESP in connection with the registration of the minutes of the corporate acts relating to the Global Offering.

(ss)                              The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Brazil and will be honored by the courts of Brazil; provided, however, that these laws as interpreted are not found to contravene Brazilian national sovereignty, good morals or public policy. The submission by the Company to the jurisdiction of the U.S. federal or New York state courts identified in Section 18 of this Agreement constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over the Company.

(tt)                                The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) System and has timely filed all reports required to be filed by them pursuant thereto and thereon for purposes of being eligible to use Form F-3 in connection with the International Offering.

(uu)                          The Company has not sold or issued any shares of its share capital during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or under Regulation D or Regulation S of, the Securities Act, that will be integrated with the sale of the Shares.

(vv)                          There are no contracts or documents that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described in all material respects or filed as required.

(ww)                      No forward-looking statement (with the meaning to Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)                          This Agreement, upon the due execution and delivery thereof, will be in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Brazil or any political subdivision thereof that it be filed or recorded or enrolled with any court or authority in Brazil or any political subdivision thereof or that any stamp, registration or similar tax be paid in Brazil or any political subdivision thereof; except that, in order to enforce this Agreement against the Company in Brazil, it must first be (i) notarized by a local notary and the signature of such notary authenticated by the Brazilian consulate having jurisdiction over the place of execution (or this Agreement, together with a sworn translation thereof into Portuguese) should be registered with the appropriate Registry of Titles and Deeds in Brazil); and (ii) translated into Portuguese by a sworn translator (and all Brazilian court proceedings would be based on such translation). In addition, pursuant to Article 835 of Brazilian Code of Civil Procedure, a Brazilian or a foreign plaintiff who resides abroad or is abroad during the course of a legal proceeding must provide a deposit to cover legal fees and court expenses of the defendant, if the plaintiff does not own real estate in Brazil to assure payment thereof, except in case of execution of actions or counterclaims as established under Article 836 of the Brazilian Code of Civil Procedure.

(yy)                          The Time of Sale Prospectus and Prospectus do not omit any material information that is included in the Brazilian Offering Documents, or contain any material inconsistencies with any information that is included in the Brazilian Offering Documents.

(zz)                            The Company is a “foreign private issuer” (as defined in Rule 3b-4(c) under the Exchange Act).

2.                                      Representations and Warranties with Respect to GVT.  The Company represents and warrants to and agrees with each of the International Underwriters that the Company has no reason to believe that the representations and warranties with respect to GVT set forth in Section 7.2 of the Stock Purchase Agreement are not true and correct in all material respects (or in all respects if such representations and warranties are already qualified as to materiality) as of the date hereof and as of the Closing Date.

3.                                      Representations and Warranties of the International Underwriters.  On the date hereof and on the Closing Date, each International Underwriter represents and warrants, severally and not jointly, to, and agrees with, the Company that:

(a)                                 It has not taken any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such International Underwriter that would otherwise not be required to be filed by the Company thereunder but for the action of the International Underwriter.

(b)                                 Neither it nor its respective affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Offered ADS or the Shares in violation of applicable laws.

4.                                      Agreements to Sell and Purchase. Subject to the Managers, on behalf of the International Underwriters, not having terminated this Agreement pursuant to Section 11 hereof, the Company hereby agrees to sell to the several International Underwriters, and each International Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Initial ADSs set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the International Underwriters the Additional ADSs, and the International Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional ADSs set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the International Underwriters for any Additional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial ADSs but not payable on such Additional ADSs. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 10 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Initial ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 6 hereof solely for the purpose of covering sales of shares in excess of the number of the Initial ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each International Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Initial ADSs set forth in Schedule II hereto opposite the name of such International Underwriter bears to the total number of Initial ADSs.

5.                                      Public Offering. The Company is advised by you that the International Underwriters propose to make a public offering of their respective portions of the Offered ADSs and Offered Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered ADSs and Offered Shares are to be offered to the public upon the terms set forth in the Prospectus.

6.                                      Payment and Delivery. Payment for the Offered ADSs shall be made to the Company in immediately available funds in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Company in immediately available funds in New York City on the date specified in the corresponding notice described in Section 4 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Offered ADSs and the Additional ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several International Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the International Underwriters duly paid, against payment of the Purchase Price therefor.

7.                                      Conditions to the International Underwriters’ Obligations. The several obligations of the International Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)             there shall not have occurred any change in the financial condition, earnings, business, operations or prospects of the Company, its Subsidiaries and GVT, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered ADSs and the Offered Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(ii)              no stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

(b)                                 The International Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 7(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date, provided that any representation or warranty that is qualified as to materiality shall be true and correct in all respects, and (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The International Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Closing Date, substantially in the form set forth in Schedule III hereto.

(d)                                 The International Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the International Underwriters, dated the Closing Date, and in form and substance reasonably satisfactory to the International Underwriters, covering such matters as the International Underwriters may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)                                  The International Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Machado, Meyer, Sendacz and Opice Advogados, Brazilian counsel for the Company, dated the Closing Date, substantially in the form set forth in Schedule IV hereto.

(f)                                   The International Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel to the International Underwriters, dated the Closing Date, and in form and substance reasonably satisfactory to the International Underwriters, covering such matters as the International Underwriters may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                                  The International Underwriters shall have received an opinion, dated the Closing Date, of Patterson Belknap Webb & Tyler LLP, U.S. counsel to the Depositary, substantially to the effect that:

(i)                 the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ii)              when ADRs evidencing the Offered ADSs are executed and delivered by the Depositary against the deposit of shares in accordance with the provisions of the Deposit Agreement, such ADSs will be validly issued and will entitle the registered holders thereof to the rights specified in those ADRs and in the Deposit Agreement; and

(iii)           no stop order suspending the effectiveness of the F-6 Registration Statement has been issued

(h)                                 The International Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the International Underwriters, from Ernst & Young Auditores Independentes S.S., the Company’s independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(i)                                     The International Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the International Underwriters, from KPMG Auditores Independentes, GVT’s independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(j)                                    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and Vivendi S.A., SP Telecomunicações Participações Ltda., Telefónica, S.A. and Telefônica Internacional S.A. relating to sales and certain other dispositions of Preferred Shares or certain other securities, executed on or before March 27, 2015, shall be in full force and effect on the Closing Date.

(k)                                 The listing of the Offered ADSs on the NYSE shall be in full force and effect and the listing of the Offered Shares on the BM&FBOVESPA shall be in full force and effect.

(l)                                     Contemporaneously with the purchase by the International Underwriters of the Offered ADSs under this Agreement, the Offered Shares shall have been sold under the Brazilian Underwriting Agreement.

(m)                             The several obligations of the International Underwriters to purchase Additional ADSs hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                 a certificate, dated the Option Closing Date, signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 7(b) hereof remains true and correct as of such Option Closing Date;

(ii)              an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 7(c) hereof;

(iii)           an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the International Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 7(d) hereof;

(iv)          an opinion and negative assurance letter of Machado, Meyer, Sendacz and Opice Advogados, Brazilian counsel for the Company, dated the Option Closing Date, relating to the Additional Shares and Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 7(e) hereof;

(v)             an opinion and negative assurance letter of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the International Underwriters, dated the Option Closing Date, relating to the Additional Shares and Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 7(f) hereof;

(vi)          a letter dated the Option Closing Date, in form and substance satisfactory to the International Underwriters, from Ernst & Young Auditores Independentes S.S., the Company’s independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the International Underwriters pursuant to Section 7(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vii)       a letter dated the Option Closing Date, in form and substance satisfactory to the International Underwriters, from KPMG Auditores Independentes, GVT’s independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the International Underwriters pursuant to Section 7(i) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date.

8.                                      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the International Underwriters during the period mentioned in Section 8(e) or 8(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the F-6 Registration Statement, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object except if required by applicable law or by any competent authority, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus (including, for the avoidance of doubt, road show materials) to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an International Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the International Underwriter that the International Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the joint opinion of both the counsel for the International Underwriters and the counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the International Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the joint opinion of both the counsel for the International Underwriters and the counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States and Canada as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to service of process in suits other than those arising out of the offering or sale of the Shares or taxation in any jurisdiction where it is not now so subject.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this

Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonable and duly documented expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the ADSs and the Underlying Shares under the Securities Act pursuant to the International Offering and the Offered Shares pursuant to the Brazilian Offering and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any other prospectus (including without limitation, any preliminary or final prospectus under the Brazilian Offering), any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares, all printing costs associated therewith, and the mailing and delivering of copies thereof to the International Underwriters, the Brazilian Underwriters and dealers, in the quantities specified in this Agreement and the Brazilian Underwriting Agreement, (ii) all duly documented costs and expenses related to the issuance, transfer and delivery of ADS and the Underlying Shares to the International Underwriters and the Offered Shares to the Brazilian Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable fees and disbursements of counsel to the International Underwriters, provided that the fees (and not the disbursements and applicable taxes) of such counsel shall not exceed R$                   , in the case of Brazilian counsel, and US$                   , in the case of U.S. counsel, (iv) all costs and expenses incident to listing the Offered ADSs on the NYSE and the Offered Shares on the BM&FBOVESPA, (v) the cost of printing certificates representing the Shares and the ADSs, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company and the International Underwriters (with respect to the International Underwriters’ expenses, subject to the last sentence of this paragraph) relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Shares and the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the International Underwriters, the Company and any such consultants, and the cost of any aircraft chartered with the prior authorization of the Company in connection with the road show, (viii) all costs related to the issuance, transfer and delivery of Additional Shares and Additional ADS for which provision is not otherwise made in this Section, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder and under the Brazilian Underwriting Agreement for which provision is not otherwise made in this Section. It is understood, however, that except as explicitly provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the International Underwriters will pay all of their costs and expenses, including stock transfer taxes payable on resale of any of the Shares by them and all fees and expenses incurred in connection with any review and qualification of the offering of the Shares by FINRA. Notwithstanding the foregoing, the Company shall only be required to pay or cause to be paid the duly documented expenses of the International Underwriters incurred in connection with subsection (vii) above in an aggregate amount not to exceed R$                   ; provided that the foregoing limitation does not apply to any expense related to private jets whose use has been previously authorized by the Company.

(j)                                    If requested by the Managers, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Managers, which consent shall not be unreasonably withheld, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(k)                                 To make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever, unless the Company, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid on account of any taxes, duties or charges (i) that would not have been imposed but for the existence of any present or former connection between any of the International Underwriters and the jurisdiction imposing such taxes, duties or charges, including such International Underwriter having been a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere receipt of payments under this Agreement) or (ii) imposed or withheld by reason of the failure by any of the International Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of such International Underwriter or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such taxes, duties or charges.

(l)                                     To indemnify and hold harmless the International Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the International Shares and on the execution and delivery of this Agreement.

(m)                             Without the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the International Underwriters, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common or preferred shares (including, without limitation, in the form of ADSs) issued by it or any other securities convertible into or exercisable or exchangeable for any common or preferred shares (including, without limitation, in the form of ADSs) issued by it or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common or preferred shares (including, without limitation, in the form of ADSs) issued by it, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of any such common or preferred shares (including, without limitation, in the form of ADSs) or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any common or preferred shares (including, without limitation, in the form of ADSs) issued by it or any securities convertible into or exercisable or exchangeable for such any common or preferred shares (including, without limitation, in the form of ADSs).

The foregoing sentence shall not apply to (a) the Shares and Offered ADSs to be sold hereunder, (b) the issuance or transfer by the Company of any common or preferred shares (including, without limitation, in the form of ADSs) upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the International Underwriters have been previously advised by the Company, or (c) any transfer or issuance of Common and Preferred Shares pursuant to the Stock Purchase Agreement as described in the Registration Statement, Time of Sale Prospectus and Prospectus.

(n)                                 To use its commercially reasonable efforts to complete the transactions comprising the Merger as, and within the time period, described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

9.                                      Covenants of the International Underwriters.  Each International Underwriter severally represents and agrees with the Company that it has not taken, and will not take, any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such International Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the International Underwriter.

10.                               Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each International Underwriter, each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)                                 Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such International Underwriter, but only with reference to information relating to such International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information consists of the following information in the Time of Sale Prospectus: in the section captioned “Underwriting,” (A) the name of each International Underwriter as set forth in the table under “International Offering” in such section; (B) the name of each Brazilian Underwriter as set forth in the table under “Brazilian Offering” in such section; (C) the fourth paragraph under “Brazilian Offering” in such section, concerning the intersyndicate agreement; (D) the first paragraph under “Commissions and Discounts” in such section, concerning the terms of the offering; and (E) the information under “Price Stabilization, Short Positions” in such section; provided, however, that the International Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 8 of this Agreement; provided further, that the aggregate liability of each International Underwriter and its affiliated Brazilian Underwriter to the parties set forth above under this clause (b) and Section 13 of the Brazilian Underwriting Agreement shall in no event exceed the net underwriting discounts and commissions (after deducting taxes and expenses) received by such International Underwriter hereunder and such affiliated Brazilian Underwriter as set forth in Section 9 of the Brazilian Underwriting Agreement.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such Section 10(a) or 10(b)) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 10(a), and by the Company, in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to, or an admission of fault, culpability or any failure to act, by or on behalf of, any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the indemnified party or parties on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions (before deducting expenses) received by the International Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares, bear to the aggregate initial public offering price of the Shares. The relative fault of the Company on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The International Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Company, on the one hand, and the International Underwriters, on the other hand, agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any International Underwriter, any person controlling any International Underwriter or any affiliate of any International Underwriter or by or on behalf of the Company, its respective officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares or the Offered ADSs.

11.                               Termination. This Agreement may be terminated by a decision of a majority of the Managers, on behalf of the International Underwriters, following consultation with the Company (it being understood that any termination decision shall be the sole discretion of a majority of the Managers), if after the execution and delivery of this Agreement and prior to the Closing Date, any changes or events described below in paragraphs (a) to (e) occur and make it, in the opinion of a majority of the Managers, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus:

(a)                                 trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, Bolsa de Madrid or BM&FBOVESPA;

(b)                                 trading of common or preferred shares (including in the form of ADSs) of the Company shall have been suspended in a manner that is deemed material by the Managers on any exchange;

(c)                                  a material disruption in securities settlement, payment or clearance services in the United States or Brazil shall have occurred;

(d)                                 any banking moratorium shall have been declared by United States or Brazilian authorities; or

(e)                                  there shall have occurred any outbreak or escalation of hostilities that, or any change in financial markets or currency exchange rates in Brazil, Spain or the United States, or any calamity or crisis that, in your judgment, is material and adverse.

12.                               Effectiveness; Defaulting International Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the International Underwriters shall fail or refuse to purchase Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting International Underwriter or Underwriters agreed but failed or refused to purchase is not more than 17% of the aggregate number of the Offered ADSs to be purchased on such date, the other International Underwriters shall be obligated severally in the proportions that the number of Initial ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Initial ADSs set forth opposite the names of all such non-defaulting International Underwriters, or in such other proportions as you may specify, to purchase the Offered ADSs which such defaulting International Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any International Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of 20.5% of such number of Offered ADSs without the written consent of such International Underwriter. If, on the Closing Date, any International Underwriter or Underwriters shall fail or refuse to purchase Initial ADSs and the aggregate number of Initial ADSs with respect to which such default occurs is more than 17% of the aggregate number of Initial ADSs to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Initial ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any International Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than 17% of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting International Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting International Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

If this Agreement shall be terminated by the International Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or the Brazilian Underwriting Agreement, the Company will reimburse the International Underwriters or such International Underwriters as have so terminated this Agreement or the Brazilian Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their United States and Brazilian counsel) reasonably incurred by such International Underwriters in connection with this Agreement or the Brazilian Underwriting Agreement or the offerings contemplated hereunder or thereunder.

13.                               Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Underlying Shares or the Offered ADSs, represents the entire agreement between the Company and the International Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Underlying Shares and the Offered ADSs.

(b)                                 The Company acknowledges that in connection with the offering of the Shares and the Offered ADSs: (i) the International Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the International Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the International Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the International Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares and the Offered ADSs.

14.                               Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.                               Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.                               Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.                               Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the International Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

18.                               Submission to Jurisdiction, Etc. The Company hereby submits to the jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding and any right to which it may be entitled on account of place of residence or domicile. The Company irrevocably appoints National Corporate Research, Ltd., currently located at 10 E. 40th Street, 10th Floor, New York, NY 10016, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Schedule I, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Each International Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

19.                               Waiver of Immunity. To the extent that each of the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Brazilian, New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

20.                               Judgment Currency. The obligation of the Company in respect of any sum due to any International Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such International Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such International Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such International Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such International Underwriter hereunder, such International Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such International Underwriter hereunder.

[Signature pages follow]

Very truly yours,

TELEFÔNICA BRASIL S.A.

By:	/s/ Alberto Manuel Horcajo Aguirre
Name: Alberto Manuel Horcajo Aguirre
Title: Chief Executive Officer, Chief Financial Officer, Corporate Resources Officer and Investor Relations Officer

By:	/s/ Breno Rodrigo Pacheco de Oliviera
Name: Breno Rodrigo Pacheco de Oliviera
Title: General Secretary and Legal Officer

Witnessed:

By:	/s/ Rodrigo Rossi Monari
Title:	Financial Director
Document ID #:

Witnessed:

By:	/s/ Marina Garbi Amaral Mello
Title:	Capital Markets Manager
Document ID #:

Accepted as of the date hereof:
Itau BBA USA Securities Inc.

Acting on behalf of itself and the several International Underwriters named in Schedule II hereto.

By:	Itau BBA USA Securities Inc.

By:	/s/ Eduardo Ferreira Guimarães
Name: Eduardo Ferreira Guimarães
Title: Managing Director, Investment Banking Department

By:	/s/ Cristiano Guimarães
Name: Cristiano Guimarães
Title: Managing Director, Investment Banking Department

Accepted as of the date hereof: Merrill Lynch, Pierce, Fenner & Smith Incorporated

Acting on behalf of itself and the several International Underwriters named in Schedule II hereto.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Mary Ann Deignan
Name: Mary Ann Deignan
Title: Managing Director

STATE OF NEW YORK	)
) ss
COUNTY OF NEW YORK	)

On the 20th day of April, 2015, before me personally came Mary Ann Deignan, who is personally known to me to be the of Merrill Lynch, Pierce, Fenner & Smith Incorporated; who, being duly sworn, did depose and say that he is the of such entity, the entity described in and which executed the foregoing instrument; that he executed and delivered said instrument and that he acknowledged said instrument to be the free act and deed of said entity.

Notary Public

/s/ Veronica Perez

(PLACE STAMP AND SEAL ABOVE)

Accepted as of the date hereof: Morgan Stanley & Co. LLC

Acting on behalf of itself and the several International Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Kenneth G. Pott
Name: Kenneth G. Pott
Title: Managing Director

STATE OF NEW YORK	)
) ss
COUNTY OF NEW YORK	)

On the 22nd day of April, 2015, before me personally came Kenneth G. Pott, who is personally known to me to be the Managing Director of Morgan Stanley & Co. LLC; who, being duly sworn, did depose and say that he is the Authorized Signatory of such entity, the entity described in and which executed the foregoing instrument; that he executed and delivered said instrument and that he acknowledged said instrument to be the free act and deed of said entity.

Notary Public

/s/ Julie A Floyd

(PLACE STAMP AND SEAL ABOVE)

Accepted as of the date hereof: Santander Investment Securities Inc.

Acting on behalf of itself and the several International Underwriters named in Schedule II hereto.

By:	Santander Investment Securities Inc.

By:	/s/ Ignacio Mendive
Name: Ignacio Mendive
Title: CEO

By:	/s/ Mark Caccavo
Name: Mark Caccavo
Title: Executive Director

STATE OF NEW YORK	)
) ss
COUNTY OF NEW YORK	)

On the 27 day of April, 2015, before me personally came Ignacio Mendive and Mark Caccavo, who is each personally known to me to be the CEO and Executive Director, of Santander Investment Securities Inc., respectively; who, being duly sworn, did each depose and say that he/she each executed and delivered said instrument and that he/she each acknowledged said instrument to be the free act and deed of said entity.

Notary Public

/s/ Mercedes Marta Pacheco

(PLACE STAMP AND SEAL ABOVE)

SCHEDULE I

Managers:

Manager authorized to release lock-up under Section 8:	Itau BBA USA Securities Inc.; Morgan Stanley & Co. LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Santander Investment Securities Inc.

Manager authorized to appoint counsel under Section 10(c):	Itau BBA USA Securities Inc.; Morgan Stanley & Co. LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Santander Investment Securities Inc.

Registration Statement File No.:	333-203016

F-6 Registration Statement File No.:	333-201244

Time of Sale Prospectus:

1.                                      Basic Prospectus dated March 26, 2015 relating to the Shelf Securities

2.                                      Preliminary prospectus supplement dated March 26, 2015 relating to the Shares and Offered ADSs

3.                                      Issuer Free Writing Prospectus, dated April 9, 2015, Filed Pursuant to Rule 433 of the Securities Act (amending the preliminary prospectus)

4.                                      Issuer Free Writing Prospectus, dated April 27, 2015, Filed Pursuant to Rule 433 of the Securities Act (pricing term sheet)

Restricted Period:	90 days

Title of Shares to be purchased:	Preferred Shares, without par value, in the Form of American Depositary Shares

Number of Initial ADSs:	29,591,758

Maximum Number of Preferred Shares to be Sold in the Form of ADSs, as Additional ADS:	6,282,660

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Purchase Price of ADSs:	US$15.7987 per ADS

Initial Public Offering Price of ADSs:	US$16.0800 per ADS

Closing Date and Time:	May 4, 2015 at 10:00 a.m.

Closing Location:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

Address for Notices to International Underwriters:

If to Itau BBA:

Itau BBA USA Securities Inc.

767 Fifth Avenue, Suite 50-13

New York, New York 10153

If to Morgan Stanley:

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk, with a copy to the Legal Department

If to Merrill Lynch:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York 10036

If to Santander:

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

Attention: Equity Capital Markets Department

Address for Notices to the Company:	Telefônica Brasil S.A. Av. Engenheiro Luis Carlos Berrini, 1376, 32nd floor São Paulo, SP, Brazil 04571-000 Attention: Mr. Alberto Manuel Horcajo Aguirre

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SCHEDULE II

Underwriter	Number of Initial ADSs To Be Purchased	Maximum Number of Additional ADSs To Be Purchased
Itau BBA USA Securities Inc.	5,137,693	1,090,789
Morgan Stanley & Co. LLC	4,891,095	1,038,434
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,292,214	911,285
Santander Investment Securities Inc.	4,045,616	858,929
Banco Bradesco BBI S.A.	1,627,547	345,546
Banco BTG Pactual S.A.—Cayman Branch	1,627,547	345,546
Credit Suisse Securities (USA) LLC	1,627,547	345,546
Goldman, Sachs & Co.	1,627,547	345,546
HSBC Securities (USA) Inc.	1,134,351	240,835
J.P. Morgan Securities LLC	1,627,547	345,546
Barclays Capital Inc.	1	1
BBVA Securities Inc.	976,526	207,328
Scotia Capital (USA) Inc.	976,526	207,328
UBS Securities LLC	1	1
Total	29,591,758	6,282,660

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SCHEDULE III

FORM OF DAVIS POLK LEGAL OPINION

May 4, 2015

Itau BBA USA Securities Inc.

767 Fifth Avenue, Suite 50-13

New York, New York 10153

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

As Managers of the several International Underwriters named in Schedule II to the Underwriting Agreement referred to below

Ladies and Gentlemen:

We have acted as special United States counsel for Telefônica Brasil S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (the “Company”), in connection with the Underwriting Agreement dated April 27, 2015 (the “Underwriting Agreement”) with you and the other several international underwriters (the “International Underwriters”) named in Schedule II thereto, under which you and such other International Underwriters have severally agreed to purchase from the Company an aggregate of 29,591,758 American Depositary Shares (the “ADSs”), each ADS representing one preferred share, without par value, of the Company (the “Shares”).  The ADSs include 6,282,660 ADSs of the Company to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”) issued pursuant to the Second Amended and Restated Deposit Agreement, dated January 28, 2013 (the “Deposit Agreement”) among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners of ADRs issued thereunder.

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We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also (i) participated in the preparation of the registration statement of the Company on Form F-3 (File No. 333-203016) (including the Company’s Annual Report on Form 20-F as filed on February 27, 2015 (the “Incorporated 20-F”) but not including the other documents incorporated by reference therein (the “Other Incorporated Documents” and, together with the Incorporated 20-F, the “Incorporated Documents”)) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the U.S. Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) (including Shares and ADSs) to be offered from time to time by the Company,(ii) reviewed the registration statement of the Company and the Depositary on Form F-6 (File No. 333-201244) filed with the Commission pursuant to the provisions of the Act (the “Form F-6”), (iii) participated in the preparation of the preliminary prospectus supplement relating to the offers of Shares and ADSs dated March 27, 2015 and the prospectus supplement relating to the offers of Shares and ADSs dated March 26, 2015 (the “Prospectus Supplement”) and (iv) reviewed the Other Incorporated Documents.  The Form F-6, at the time it became effective, is hereinafter referred to as the “ADR Registration Statement.”  The registration statement on Form F-3 became effective under the Act upon the filing thereof with the Commission on March 26, 2015 pursuant to Rule 462(e), and we have examined evidence that the ADR Registration Statement became effective under the Act on December 23, 2014, and to our knowledge, no stop order suspending the effectiveness of each such registration statement has been issued.  The registration statement on Form F-3 at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated March 26, 2015 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares or the ADSs in the United States (or in the form first made available by the Company to the International Underwriters to meet requests of purchasers pursuant to Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by

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the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(1)                                 Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Brazilian law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

(2)                                 Assuming that the Deposit Agreement has been duly authorized, executed and delivered by the Company insofar as Brazilian law is concerned, the Deposit Agreement has been duly executed and delivered by the Company, and the Deposit Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

(3)                                 Upon due issuance by the Depositary of the ADRs evidencing ADSs being delivered on the date hereof against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement and due execution of such ADRs by one of the Depositary’s authorized officers, such ADRs will be duly and validly issued and the person in whose name such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(4)                                 Assuming that each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company insofar as Brazilian law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 18 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any U.S. federal or New York state court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Underwriting Agreement, the Deposit Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed National Corporate Research, Ltd. as its authorized agent for the purpose described in Section 18 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement; and service of process effected on such agent in the manner set forth in Section 18 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement will be effective under the laws of

3

the State of New York to confer valid personal jurisdiction on the Company.

(5)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the ADSs and the application of the proceeds thereof as described in the Prospectuses will not be, required to register as an “Investment Company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(6)                                 The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Deposit Agreement and the ADRs (collectively, the “Documents”) will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

(7)                                 No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the caption “Description of American Depositary Receipts” insofar as they summarize provisions of the Deposit Agreement.  In our opinion, such statements fairly summarize these provisions in all material respects.  The statements included in the Prospectus under the caption “Taxation—U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions in paragraphs (1), (2), (3) and (4) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing, if applicable, under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined

4

as to such matters with respect to the Company and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.  In connection with our opinion set forth in the paragraph following paragraph (7), with respect to the statements set forth under the caption “Description of American Depositary Receipts,” we make no comment with respect to matters discussed therein which are governed by Brazilian law.  With respect to all matters of Brazilian law, you have received, and we understand that you are relying upon, the opinions of Machado, Meyer, Sendacz and Opice Advogados and Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, each delivered pursuant to Section 7 of the Underwriting Agreement.

This opinion is rendered solely to you and the other several International Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you or the other several International Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares or ADSs from the several International Underwriters) or furnished to any other person without our prior written consent, except that the Depositary may rely on opinions (2), (4), (5) and (6) set forth above, and on the third sentence of the fourth paragraph of this letter (relating to the effectiveness of, and absence of stop orders with respect to, the Registration Statement and the ADR Registration Statement), subject to the assumptions, limitations and qualifications expressed therein.

Very truly yours,

5

FORM OF DAVIS POLK NEGATIVE ASSURANCE STATEMENT

May 4, 2015

Itau BBA USA Securities Inc.

767 Fifth Avenue, Suite 50-13

New York, New York 10153

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

As Managers of the several International Underwriters named in Schedule II to the Underwriting Agreement referred to below

Ladies and Gentlemen:

We have acted as special United States counsel for Telefônica Brasil S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (the “Company”), in connection with the Underwriting Agreement dated April 27, 2015 (the “Underwriting Agreement”) with you and the other several international underwriters (the “International Underwriters”) named in Schedule II thereto, under which you and such other International Underwriters have severally agreed to purchase from the Company an aggregate of 29,591,758 American Depositary Shares (the “ADSs”), each ADS representing one preferred share, without par value, of the Company (the “Shares”).  The ADSs include 6,282,660 ADSs of the Company to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”) issued pursuant to the Second Amended and Restated Deposit Agreement, dated January 28, 2013 (the “Deposit Agreement”) among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners of ADRs issued thereunder.

6

We have (i) participated in the preparation of the registration statement of the Company on Form F-3 (File No. 333-203016) (including the Company’s Annual Report on Form 20-F as filed on February 27, 2015 (the “Incorporated 20-F”) but not including the other documents incorporated by reference therein (the “Other Incorporated Documents” and, together with the Incorporated 20-F, the “Incorporated Documents”)) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the U.S. Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) (including Shares and ADSs) to be offered from time to time by the Company, (ii) reviewed the registration statement of the Company and the Depositary on Form F-6 (File No. 333-201244) filed with the Commission pursuant to the provisions of the Act (the “Form F-6”), (iii) participated in the preparation of the preliminary prospectus supplement relating to the offers of Shares and ADSs dated March 26, 2015 (the “Preliminary Prospectus Supplement”) and the prospectus supplement relating to the offers of Shares and ADSs dated March 26, 2015 (the “Prospectus Supplement”) and (iv) reviewed the Other Incorporated Documents.  The Form F-6, at the time it became effective, is hereinafter referred to as the “ADR Registration Statement.”  The registration statement on Form F-3 became effective under the Act upon the filing thereof with the Commission on March 26, 2015 pursuant to Rule 462(e), and we have examined evidence that the ADR Registration Statement became effective under the Act on December 23, 2014.  The registration statement on Form F-3 at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated March 26, 2015 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the pricing information set forth in Schedule I to the Underwriting Agreement, is hereinafter referred to as the “Disclosure Package.”  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares or the ADSs in the United States (or in the form first made available by the Company to the International Underwriters to meet requests of purchasers pursuant to Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information.  Furthermore, many determinations involved in the preparation of the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus are of a wholly or

7

partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America.  As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the ADR Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of American Depositary Receipts” and “Taxation—U.S. Federal Income Tax Considerations”).  However, in the course of our acting as counsel to the Company in connection with the preparation and review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, including Brazilian counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification.  We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)             the Registration Statement, the ADR Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)          nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares and the ADSs:

(a)         on the date of the Underwriting Agreement, the Registration Statement or the ADR Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)         at [5:00] P.M. New York City time on April 27, 2015, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)          the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or

8

omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several International Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the ADR Registration Statement, the Disclosure Package or the Prospectus.  In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several International Underwriters in connection with the Underwriting Agreement.  This letter may not be relied upon by you or the other several International Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares or ADSs from the several International Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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SCHEDULE IV

FORM OF MACHADO MEYER LEGAL OPINION

São Paulo, May 4, 2015

To:

Banco Itaú BBA S.A.,

Bank of America Merrill Lynch Banco Múltiplo S.A.,

Banco Morgan Stanley S.A., and

Banco Santander (Brasil) S.A.

as representatives of the Brazilian Underwriters (the “Brazilian Underwriters”) listed in the preamble of the Brazilian Underwriting Agreement (as defined below)

Itau BBA USA Securities Inc.,

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

Morgan Stanley & Co. LLC, and

Santander Investment Securities Inc.

as representatives of the several international underwriters and the several co-managers (jointly, the “International Underwriters”) listed in Schedule II to the International Underwriting Agreement (as defined below)

Ladies and Gentlemen:

We have acted as Brazilian legal counsel for Telefônica Brasil S.A. (the “Company”) in connection with the offering by the Company of 121,711,240 common shares of the Company (the “Common Shares”) and 236,803,588 preferred shares (the “Preferred Shares” and, together with the Common Shares, the “Shares”), that could be offered in case of the Preferred Shares in the form of American Depositary Shares (the “ADSs” and, together with the Shares, the “Securities”), each of which represents one Preferred Share, pursuant to the Contrato de Coordenação, Colocação e Garantia Firme de Liquidação de Ações Ordinárias e Preferenciais de Emissão da Telefônica Brasil S.A., dated as of April 27, 2015, entered into by and among the Brazilian Underwriters, the Company and BM&FBOVESPA S.A. — Bolsa de Valores, Mercadorias e Futuros (the “BM&FBOVESPA”) (the “Brazilian Underwriting Agreement”), and the International Underwriting Agreement, dated as of April 27, 2015 entered into by and among the Company and the International Underwriters (the “International Underwriting Agreement” and together with the Brazilian Underwriting Agreement, the “Underwriting Agreements”). The Shares were offered in a global offering, which consisted of an international offering in the United States and a concurrent offering of Shares in Brazil, with placement efforts in other countries outside of Brazil and the United States (the

IV-1

“Offering”). In the international offering, the Preferred Shares were offered directly or in the form of ADSs.

This letter is furnished to you pursuant to (i) Section 8.1(a) of the Brazilian Underwriting Agreement and (ii) Section 7(e) of the International Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the International Underwriting Agreement.

For the purpose of giving this opinion, we have examined all documents as we have considered desirable for such purpose including, inter alia, and/or relied upon copies of the following documents:

a.                                      an executed copy of the Brazilian Underwriting Agreement;

b.                                      an executed copy of the International Underwriting Agreement;

c.                                       a copy of the registration statement on Form F-3 and the related prospectus included therein, dated as of March 26, 2015 (File No. 333-203016), excluding the documents incorporated by reference therein, (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), the prospectus included in the Registration Statement as of its most recent effective date (the “Base International Prospectus”), excluding the documents incorporated by reference therein, the Preliminary Prospectus Supplement, dated as of March 26, 2015, filed by the Company with the SEC excluding the documents incorporated by reference therein (together with the Base International Prospectus, the “Preliminary International Prospectus”) and the Final Prospectus Supplement, dated as of April 27, 2015, filed by the Company with the SEC, excluding the documents incorporated by reference therein (together with the Base International Prospectus, the “Final International Prospectus”), relating to the offer of the Preferred Shares or the ADSs. The Final International Prospectus together with the Preliminary International Prospectus are referred to herein collectively as the “International Prospectuses”;

d.                                      a copy of the Prospecto Preliminar de Oferta Pública de Distribuição Primária de Ações Ordinárias e Preferenciais de Emissão da Telefônica Brasil S.A., dated March 26, 2015 and April 8, 2015 and the Formulário de Referência of the Company incorporated by reference therein (the “Preliminary Brazilian Prospectus” and together with the Preliminary International Prospectus, the “Preliminary Offering Documents”);

e.                                       a copy of the Prospecto Definitivo de Oferta Pública de Distribuição Primária de Ações Ordinárias e Preferenciais de Emissão da Telefônica Brasil S.A., dated as of April 27, 2015 and the Formulário de Referência of the Company incorporated by reference therein (the “Final Brazilian Prospectus” and together with the Final International Prospectus, the “Final Offering Documents”). The Final Offering Documents together with the Preliminary Offering Documents and the Registration Statement are referred to herein collectively as the “Offering Documents”;

2

f.                                        an executed copy of the second amended and restated deposit agreement, dated as of January 28, 2013, entered into by and among the Company, Citibank, N.A., as depositary (“Depositary”), and all holders from time to time of ADRs (“Deposit Agreement”);

g.                                       an executed copy of the Contrato de Prestação de Serviços de Estabilização de Preço de Ações Preferenciais de Emissão da Telefônica Brasil S.A. dated as of April 27, 2015, executed among the Company, SP Telecomunicações Participações Ltda. (“SP Telecom”), Bank of America Merrill Lynch Banco Múltiplo S.A., Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários and, as intervening parties, Banco Itaú BBA S.A., Banco Morgan Stanley S.A. and Banco Santander (Brasil) S.A. (the “Stabilization Agreement”);

h.                                      executed copies of the lock-up agreements entered into as of March 26, 2015 by Vivendi S.A. and the principal shareholders of the Company (the “Lock-Up Agreements”);

i.                                          the Company’s estatuto social (the “Company’s By-Laws”) in force on the date hereof;

j.                                         an executed copy of the Contrato de Empréstimo de Ações Preferenciais de Emissão da Telefônica Brasil S.A., dated as of April 27, 2015, executed among SP Telecom, Bank of America Merrill Lynch Banco Múltiplo S.A., Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários and, as intervening party, the Company (the “Stock Loan Agreement”);

k.                                      originals, photostatic copies or copies authenticated to our satisfaction of such corporate records of the Company, certificates of public officials, officers of the Company and other persons and such others documents, agreements and instruments and such matters of law as we have deemed necessary or appropriate in connection with the opinions hereinafter expressed.

The documents listed in items (a), (b), (f), (g) and (j) above are jointly referred to as the “Transaction Documents”.

We have not made any investigation of the laws of any jurisdiction outside the Federative Republic of Brazil (“Brazil”) and this opinion is given solely in respect of the laws of Brazil as of the date hereof and documents prepared, ruled and executed according to the laws of Brazil, and not in respect of any other laws or documents. In particular, we have made no independent investigation of the laws of the State of New York and we do not express or imply any opinion on such laws. In relation to all matters of United States laws of the State of New York, we understand that you are relying on the opinion of Davis Polk & Wardwell LLP, the United States counsel for the Company.

In our examination, and in rendering the opinions expressed below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to

3

us as originals and the conformity with the originals of all documents submitted to us as copies, the due authority of the parties thereto and the validity and enforceability of such documents executed under the laws of any jurisdiction other than Brazil.

In addition, we have assumed (1) the due authorization, execution and delivery of the Transaction Documents by each of the parties thereto (other than the Company and SP Telecom), (2) that the performance thereof is within the capacity and powers of each of such parties (other than the Company and SP Telecom), (3) the validity and enforceability of the Transaction Documents under the laws to which such Transaction Documents are expressed to be governed (other than the laws of Brazil) and, insofar as any obligation expressed to be incurred under any of the Transaction Documents is to be performed in or is otherwise subject to the laws of any jurisdiction (other than Brazil), the legality of such performance under the laws of such jurisdiction, (4) that each of the parties to the Transaction Documents (other than the Company and SP Telecom) has been duly organized and established and is validly existing under the laws of the jurisdiction of its incorporation at the date of execution of the relevant Transaction Documents, (5) that each of the parties to the Transaction Documents (other than the Company and SP Telecom) has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under each of the Transaction Documents to which it is a party, and (6) that there are no other documents, agreements or other arrangements involving any of the parties to the Transaction Documents that may in any way affect the opinions expressed herein.

As to matters of fact, we have relied upon the representations and warranties made in the Underwriting Agreements by the Company, and/or certificates, documents and written information provided by officers and other representatives of the Company.

Based on the above assumptions and subject to the reservations set out below, we are of the opinion that:

(i)                                      each of the Company and its subsidiary Telefônica Data S.A. (“Subsidiary”) is a sociedade por ações duly incorporated and validly existing under the laws of Brazil, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Documents;

(ii)                                   each of the Company and SP Telecom has full corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is party and to undertake and perform the obligations expressed to be assumed by it therein;

(iii)                                each of the Offering Documents, and the signing and filing with the SEC of the Registration Statement, has been duly authorized by the Company and each of the Transaction Documents has been duly authorized, executed and delivered by the Company and SP Telecom, as the case may be, and constitutes a legal, valid and binding agreement of the Company and SP Telecom in Brazil, as applicable;

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(iv)                               the Shares (including the Shares underlying the ADSs) of the Company have been duly listed and admitted for trading on BM&FBOVESPA and the Company is registered as a publicly held corporation with the Brazilian Securities and Exchange Commission (“CVM”) as of the date hereof;

(v)                                  all of the issued shares of the capital stock of each of the Company and its Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and conform in all material respects to the description thereof contained in the Offering Documents; the shares of the capital stock of the Subsidiary are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims (including preemptive, resale, acquisition or other similar rights, or any transfer or voting restrictions); the Securities have been duly authorized, and, when issued, paid for and delivered in accordance with the Brazilian Underwriting Agreement and the International Underwriting Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims (including preemptive, resale, acquisition or other similar rights, or any transfer or voting restrictions), except, in each of the foregoing cases, with respect to voting restrictions on preferred shares disclosed in the Offering Documents;

(vi)                               each of the Company and its Subsidiary is duly qualified to do business in each jurisdiction in which the ownership or lease of property or the conduct of its respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents. For purposes of this opinion, “Material Adverse Effect” means any material adverse effect on the financial condition, earnings, business, operations, or prospects of the Company, its Subsidiaries and GVT (as defined in the International Underwriting Agreement), taken as a whole;

(vii)                            no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency in Brazil is required in connection with the transactions contemplated in the Brazilian Underwriting Agreement, the International Underwriting Agreement, the Deposit Agreement except for (i) registration of the offering of the Securities with the CVM and with the SEC, which have been duly obtained and is duly valid as of the date hereof; (ii) authorization for trading of the Shares on the BM&FBOVESPA and authorization for trading of the ADSs on the New York Stock Exchange (“NYSE”), which have been duly obtained, (iii) approvals from the CVM and the BM&FBOVESPA of the Stabilization Agreement, which have been duly obtained; (iv) such as may be required from the Central Bank of Brazil (“Central Bank”) and the CVM relating to the Deposit Agreement, which have been duly obtained or made, as applicable, (v) approvals from the Central Bank and the CVM relating to the payment of the fees, commissions and expenses contemplated by the International Underwriting Agreement; (vi) for the filing of the Company’s corporate acts related to the issuance and sale of the Shares and the ADSs

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and the Offering before the Board of Trade of the State of São Paulo, which has been duly made; and (vii) such as may be required under state securities or “Blue Sky” laws in the United States or under the laws and regulations of jurisdictions outside the United States and Brazil in which the Shares or the ADSs are offered;

(viii)                        except as disclosed in the Offering Documents, to the best of our knowledge after due inquiry, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or its Subsidiary is a party or to which any of their respective properties is subject, before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency of Brazil that, if determined adversely to the Company or its Subsidiary would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents;

(ix)                               the statements made in the Preliminary Brazilian Prospectus and in the Final Brazilian Prospectus under the heading “ “Fatores de Risco - Riscos relacionados à Oferta Global e às Ações” and in the Formulário de Referência under the items “3.4 — Informações Financeiras Selecionadas — Política de Destinação dos Resultados”, “3.5 — Informações Financeiras Selecionadas — Distribuição de dividendos e retenção de lucro líquido”, “3.6 — Informações Financeiras Selecionadas - Declaração de dividendos à conta de lucros retidos ou reservas”, “4 — Fatores de Risco”, “5 — Risco de Mercado”, “7.5 — Atividades do Emissor — Efeitos Relevantes da Regulação Estatal nas Atividades”, “9.1 — Ativos Relevantes — Bens do Ativo Não-Circulante Relevantes — Patentes, Marcas, Licenças, Concessões, Franquias e Contratos de Transferência de Tecnologia”, “10.1 — Comentários dos Diretores — Condições financeiras e patrimoniais gerais — b) Estrutura de capital e possibilidade de resgate de ações ou quotas, indicando (i) hipóteses de resgate; e (ii) fórmula de cálculo do valor de resgate”, “12 — Assembleia e Administração”, “15 — Controle”, “16 — Transações Partes Relacionadas”, “17 — Capital Social” e “18 — Valores Mobiliários” and the statement made or incorporated by reference in the Preliminary Prospectus and the Final Prospectus under the headings “Risk Factors”, “The GVT Acquisition”, “The Global Offering”, “Our company”, “Description of Share Capital” and “Service of Process and Enforcement of Judgments”, to the extent that they constitute matters of Brazilian law, have been reviewed by us and fairly present the information disclosed therein in all material respects; there are no statutes, regulations or contracts and other documents that are required to be described in the Offering Documents or filed as exhibits to the Offering Documents and that have not been so described or filed;

(x)                                  the execution, delivery and performance of the Transaction Documents do not and will not (a) result in any violation of the provisions of any Brazilian law or regulation or the Company’s By-Laws, or (b) to the best of our knowledge after due inquiry, constitute a default under any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument which is governed by the laws of Brazil to which the Company and/or its Subsidiary are a party, except for such breaches, violations or defaults that would not

6

have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents or (c) to the best of our knowledge after due inquiry, result in the violation of any judgment, order or decree applicable to the Company;

(xi)                               the Transaction Documents are enforceable against the Company and SP Telecom, as the case may be, in Brazil in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles and to limitations on the enforceability of indemnification or contribution provisions that may result from consideration of public policy, and will in any event be subject to proper notarization and legalization with the Brazilian consulate in New York, New York (or registration with the appropriate Registry of Titles and Deeds in Brazil) and translation into Portuguese by a sworn translator;

(xii)                            to the best of our knowledge after due inquiry and except as otherwise disclosed in the Offering Documents, each of the Company and its Subsidiary owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from all governmental authorities, all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof , except where the absence of such a license, authorization, consent or approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents;

(xiii)                         to the best of our knowledge after due inquiry, the Company and its Subsidiary are not in (a) violation of their respective by-laws, or (b) default under any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument which is governed by the laws of Brazil to which the Company and/or its Subsidiary is a party, except for such breaches, violations or defaults that would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents, (c) violation of any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company or its properties, except for any breach or violation of or default under any federal, state or local law, regulation or rule or any decree which could not cause a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents;

(xiv)                        except as set forth in the Offering Documents, no stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, are payable in Brazil on or in connection with the issuance and sale of the Shares and ADSs by the Company, pursuant to the Deposit Agreement, or the execution and delivery of the Underwriting Agreements, except for (i) administrative fee (taxa de

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fiscalização) and a registration fee payable by the Company to the CVM, (ii) a fee payable to the Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais — ANBIMA (“ANBIMA”), and (iii) a fee payable by the Company to the BM&FBOVESPA; and (v) filing fees payable to the Junta Comercial de São Paulo — JUCESP in connection with the registration of the minutes of the corporate acts relating to the Offering;

(xv)                           the Company and its obligations under the Transaction Documents are subject to civil and commercial law and the Company can be sued in Brazil and neither the Company, nor its Subsidiary, nor any of its or their properties or assets is subject to any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in Brazil, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents, except for the immunity provided under Brazilian law to property of the Company or its Subsidiary that is considered essential for the rendering of public services under any public concession agreement or license (bens vinculados à concessão or bens reversíveis);

(xvi)                        the Transaction Documents are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company and SP Telecom, as the case may be, and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the International Underwriting Agreement, the Lock-Up Agreements and the Deposit Agreement in Brazil or any political subdivision thereof that it be filed or recorded or enrolled with any court or authority in Brazil or any political subdivision thereof or that any stamp, registration or similar tax be paid in Brazil or any political subdivision thereof; except that, in order to enforce the International Underwriting Agreement or the Lock-Up Agreements or the Deposit Agreement against the Company in Brazil, it must first be (i) notarized by a local notary and the signature of such notary authenticated by the Brazilian consulate having jurisdiction over the place of execution (or registered, together with its sworn translation into Portuguese, with the appropriate Registry of Titles and Deeds in Brazil); and (ii) translated into Portuguese by a sworn translator (and all Brazilian court proceedings would be based on such translation). Subject to the qualification below and except as otherwise mentioned in the Offering Documents, it is not necessary under the laws of Brazil that any holder of Securities, the International Underwriters or the Depositary should be licensed, qualified or entitled to carry out business in Brazil (a) to enable any of them to enforce their respective rights under the Underwriting Agreement or Lock-Up Agreements or Deposit Agreement, or (b) solely by reason of the execution, delivery or performance of the Underwriting Agreement or Lock-Up Agreements. Pursuant to Article 835 of Brazilian Code of Civil Procedure, a Brazilian or a foreign plaintiff who resides abroad or is abroad during the course of a legal proceeding must give a pledge to cover legal fees and court expenses of the defendant, if the plaintiff does not own real estate in Brazil to assure

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payment thereof, except in case of execution of actions or counterclaims as established under Article 836 of the Brazilian Code of Civil Procedure;

(xvii)                     the choice of the laws of the State of New York as the governing law of the International Underwriting Agreement, the Lock-Up Agreements and the Deposit Agreement is a valid choice of law under the laws of Brazil and courts of Brazil should honor this choice of law. The Company has the power to submit, and pursuant to the International Underwriting Agreement and the Deposit Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and service of process effected in the manner set forth in the International Underwriting Agreement and the Deposit Agreement, assuming it is valid under the laws of the State of New York, is effective under Brazilian law to confer valid jurisdiction;

(xviii)                  except as disclosed in the Offering Documents, no approvals are currently required in Brazil in order for the Company to pay dividends, interest on shareholders’ equity or other distributions declared by the Company to the holders of Securities; and any amounts payable with respect to the Preferred Shares (including the Shares underlying the ADSs) upon liquidation of the Company or upon redemption thereof and all dividends, interest on shareholders’ equity and other distributions declared and payable on the Preferred Shares (including the Shares underlying the ADSs) may under the current laws and regulations of Brazil be paid to the holders of Preferred Shares (including to the holders of the Shares underlying the ADSs, including the Depositary), in Brazilian currency that may be converted into foreign currency that currently may be freely transferred out of Brazil, so long as the investment in respect of the Preferred Shares is registered with the Central Bank, and no such payments will be subject to withholding or other taxes under the current laws and regulations of Brazil other than as set forth in the Offering Documents;

(xix) except as described in the Offering Documents, there is no tax, duty, levy, impost, deduction, charge or withholding imposed on or, to the best of our knowledge after due inquiry, pending or proposed, by Brazil or any political subdivision thereof or taxing authority thereof or therein, payable by, or on behalf of the Underwriters (a) by virtue of the execution, delivery, performance or enforcement of the Transaction Documents, or (b) on any payment to be made pursuant to the Transaction Documents, except for income tax, social contribution on profits, Programa de Integração Social - PIS and Contribuição para Financiamento da Seguridade Social -COFINS, Imposto sobre Serviços de Qualquer Natureza - ISS, Imposto sobre Operações de Crédito, Câmbio e Seguros ou relativos a Títulos e Valores Mobiliários - IOF and Contribuição de Intervenção no Domínio Econômico - CIDE, as applicable;

(xx)                           any judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company under the International Underwriting Agreement or the Lock-Up Agreements or the Deposit Agreement or the transactions contemplated thereby will be enforced against the Company, and will be recognized in Brazil without reconsideration of the

9

merits, provided the qualifications set forth further in this opinion are met;

(xxi) none of the International Underwriters or the non-Brazilian holders of Securities will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil solely by (i) with regards to the International Underwriters the execution, delivery, performance or enforcement of the Transaction Documents or by virtue of the receipt of payment thereon; and (ii) with regards to the non-Brazilian holders of Securities, virtue of the ownership or transfer of the Securities or the receipt of payment for dividends thereon;

(xxii) to the best of our knowledge after due inquiry, there are no material off-balance sheet transactions, contracts, licenses, agreements, leases or documents that have not been described in the Offering Documents;

(xxiii) no person has the right, pursuant to the terms of any contract, agreement or other instrument known to the best of our knowledge after due inquiry, to cause the Company to include any shares of its capital stock, including the Securities, or of any other equity interest of the Company in the Offering or any other public offering of securities; and

(xxiv)                 the Company has an authorized and outstanding capitalization as set forth in the Offering Documents.

In rendering our opinion as to the matters of fact, we rely on certificates of responsible officers of the Company, on representations made by the Company and certificates of public officials.

This opinion is further subject to the following qualifications:

(i)                                     any judgment against the Company in any of the foreign courts mentioned in the Brazilian Underwriting Agreement, in the International Underwriting Agreement, in the Lock-Up Agreements or in the Deposit Agreement will be enforceable in the courts of Brazil if previously confirmed by the Brazilian Superior Court of Justice, such confirmation only occurring if such judgment:

(a)                                 fulfills all formalities required for its enforceability under the laws of the country wherein it was issued;

(b)                                 is issued by a competent court after service of process on the Company (as the case may be);

(c)                                  is not subject to appeal;

(d)                                 is authenticated by a Brazilian Consulate located in the jurisdiction wherein it is issued; and

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(e)                                  is not contrary to good morals, Brazilian national sovereignty or public policy (as provided in Article 17 of the Law of Introduction to the Rules of Brazilian Law (Lei de Introdução às Normas do Direito Brasileiro)).

(ii)                                  in the event that any suit is brought against the Company in Brazil, (a) certain court costs and deposits to guarantee judgment may be due from the plaintiff, and (b) for the purposes of a bankruptcy request, the defendant may be entitled to damages if such request is found to be made in bad faith (má-fé);

(iii)                               enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, judicial and out-of-court reorganization proceedings, moratorium, liquidation and other laws of general application relating to or affecting the rights of creditors; (b) possible unavailability of specific performance, summary proceeding (processo executivo) or injunctive relief; and (c) concepts of materiality, reasonableness, good faith and fair dealing, such as contractual conditions providing that a certain act or fact shall be determined solely by one party (condição potestativa). Enforcement of indemnification provisions may be limited by considerations of public policy;

(iv)                              in order to ensure the admission of the Transaction Documents and the Lock-Up Agreements before the public agencies and courts in Brazil (a) (x) the signatures of the parties to the Transaction Documents and the Lock-Up Agreements signing outside Brazil must be notarized by a notary public licensed as such under the laws of the location of such signing and the signature of such notary public must be authenticated by a consular official of Brazil or (y) the Transaction Documents and the Lock-Up Agreements, together with their sworn translation into Portuguese language, must be registered with the appropriate Registry of Titles and Deeds in Brazil, and (ii) the Transaction Documents and the Lock-Up Agreements must be translated into the Portuguese language by a sworn translator;

(v)                                 any provisions of any of the Transaction Documents providing that any specification or determination will be conclusive and binding will not be conclusive and binding if such specification or determination is fraudulent and will not necessarily prevent judicial inquiry into the merits of any claim by an aggrieved party;

(vi)                              we express no opinion as to the enforceability of Section 10(d) of the International Underwriting Agreement providing for contribution by the parties to certain costs and expenses incurred by other parties to such agreement;

(vii)                           we express no opinion as to the validity or enforceability of contractual provisions exculpating or exempting a party from, or requiring indemnification of a party for its own action or inaction, to the extent such action or inaction involves gross negligence or willful or unlawful conduct (culpa or dolo);

(viii)                        any judgment obtained against the Company in the courts of Brazil in respect of any sum payable by it under the International Underwriting Agreement or the Deposit

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Agreement will be expressed in the Brazilian currency equivalent to the U.S. amount awarded. In case of bankruptcy, all credits denominated in foreign currency shall be converted into Brazilian currency at the prevailing rate on the date of declaration of bankruptcy by the judge. In any case, a specific authorization by the Banco Central do Brasil shall be required for the conversion of such Brazilian currency-denominated amount into foreign currency and for its remittance abroad;

(ix)                              if any suit is brought against the Company, service of process upon the Company (as the case may be), if made in Brazil, must be effected in accordance with Brazilian law;

(x)                                 any foreign persons (a) having assets in Brazil which are subject to registration (e.g., real estate, vehicles, ships, aircraft, equity interests and investments in the financial and capital markets, including investments under Resolution No. 4.373, enacted by the Central Bank of Brazil on September 29, 2014) and (b) participating in financings, import financings, leasing, leases, loans, and similar types of foreign investments in Brazil, are subject to registration with the CNPJ (Cadastro Nacional de Pessoas Jurídicas) of the Federal Revenue Office (Secretaria da Receita Federal); and

(xi)                              notwithstanding that each of the International Underwriting Agreement, the Lock-Up Agreements and the Deposit Agreement are governed by the law of the State of New York, such law will only be recognized and enforced in Brazil if not against Brazilian national sovereignty, public policy or morality (as provided in Article 17 of the Law of Introduction to the Brazilian Law).

We are only admitted to practice law in Brazil and the opinions expressed herein are limited to the laws of Brazil as in force on the date hereof. The phrase “to our knowledge” and similar expressions as used herein refer to the actual knowledge of the individual lawyers in the firm who have participated directly and substantially in the specific transaction to which this opinion relates.

This opinion is being furnished by us, as Brazilian counsel to the Company, solely for the use and benefit of the Brazilian Underwriters and the International Underwriters, in connection with the offering of Securities pursuant to the Brazilian Underwriting Agreement and the International Underwriting Agreement, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose or by any other person. The Depositary may rely on the opinions set forth in paragraphs (i), (ii), (iii), (v), (vii), (ix), (x), (xi), (xvi), (xvii), (xviii), (xx) and (xxi) of this letter.

Very truly yours,

Machado, Meyer, Sendacz e Opice Advogados

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FORM OF MACHADO MEYER NEGATIVE ASSURANCE LETTER

São Paulo, May 4, 2015

To:

Banco Itaú BBA S.A.,

Banco Morgan Stanley S.A.,

Banco Santander (Brasil) S.A.,

Bank of America Merrill Lynch Banco Múltiplo S.A.

as representatives of the Brazilian Underwriters (the “Brazilian Underwriters”) listed in the preamble of the Brazilian Underwriting Agreement (as defined below)

Itau BBA USA Securities Inc.,

Morgan Stanley & Co. LLC,

Santander Investment Securities Inc.,

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

as representatives of the several international underwriters and the several co-managers (jointly, the “International Underwriters”) listed in Schedule II to the International Underwriting Agreement (as defined below)

Ladies and Gentlemen:

We have acted as Brazilian legal counsel for Telefônica Brasil S.A. (the “Company”)  in connection with the offering by the Company of 121,711,240 common shares (the “Common Shares”) and 236,803,588 preferred shares (the “Preferred Shares” and, together with the Common Shares, the “Shares”), that could be offered in case of the Preferred Shares in the form of American Depositary Shares (the “ADSs” and, together with the Shares, the “Securities”), each of which represents one Preferred Share, pursuant to the Contrato de Coordenação, Colocação e Garantia Firme de Liquidação de Ações Ordinárias e Preferenciais de Emissão da Telefônica Brasil S.A., dated as of April 27, 2015 entered into by and among the Brazilian Underwriters, the Company and BM&FBOVESPA S.A. — Bolsa de Valores, Mercadorias e Futuros (the “BM&FBOVESPA”) (the “Brazilian Underwriting Agreement”), and the Underwriting and Placement Agreement, dated as of April 27, 2015 entered into by and among the Company and the International Underwriters (the “International Underwriting Agreement”. The Securities were offered in a global offering, which consisted of an international offering in the United States and a concurrent offering of Shares in Brazil, with placement efforts in other countries outside of Brazil and the United States (the “Offering”). In the international offering, the Preferred Shares were offered directly or in the form of ADSs.

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This letter is furnished to you pursuant to (i) Section 8.1(a) of the Brazilian Underwriting Agreement and (ii) Section 7(e) of the International Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in our opinion letter, dated as the date hereof, that we also furnished pursuant to Section 8.1(a) of the Brazilian Underwriting Agreement and Section 7(e) of the International Underwriting Agreement (the “Opinion Letter”).

In the course of our representation of the Company in connection with the Offering, we have: (a) participated in the preparation of the Brazilian preliminary prospectus dated as of March 26, 2015, and the Formulário de Referência of the Company incorporated by reference therein (the “Preliminary Brazilian Prospectus”); (b) participated in the preparation of final Brazilian prospectus dated as of April 27, 2015, and the Formulário de Referência of the Company incorporated by reference therein (“Final Brazilian Prospectus”); (c) reviewed certain documents made available to us by the Company; and (d) participated in discussions with representatives of the Company, representatives of the independent public accountants of the Company, your representatives and representatives of your and the Company’s United States counsels, during which the contents of the Offering Documents and related matters were discussed.

Although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents (except as and to the extent stated in item (ix) of our Opinion Letter), on the basis of the foregoing nothing has come to our attention that caused us to believe that (a) the Registration Statement, as of the time of pricing of the Securities on April 27, 2015 and the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, not misleading, (b) the Preliminary Brazilian Prospectus and the Preliminary International Prospectus (together with the information set forth on Schedule I to the International Underwriting Agreement) as of the time of the pricing of the Securities on April 27, 2015 and the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (c) the Final Brazilian Prospectus and the Final International Prospectus, as of the dates thereof and hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement, the Preliminary Offering Documents and the Final Offering Documents).

This opinion is being furnished by us, as Brazilian counsel to the Brazilian Underwriters and the International Underwriters, solely for the use and benefit of the Brazilian Underwriters and the International Underwriters, in connection with the offering of Securities pursuant to the Brazilian Underwriting Agreement and the

14

International Underwriting Agreement, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose or by any other person.

Very truly yours,

Machado, Meyer, Sendacz e Opice Advogados

15

EXHIBIT A

FORM OF LOCK-UP LETTER

[date], 2015

Itau BBA USA Securities Inc.

767 Fifth Avenue, Suite 50-13

New York, New York 10153

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

as Managers for the International Underwriters
named in the International Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Itau BBA USA Securities Inc. (“Itau BBA”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Santander Investment Securities Inc. (“Santander,” and together with Itau BBA, Morgan Stanley and Merrill Lynch, the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Telefônica Brasil S.A., a Brazilian sociedade anônima (corporation) (the “Company”), providing for the public offering (the “Public Offering”) by the several International Underwriters named in the Underwriting Agreement (the “International Underwriters”), for whom you are acting as managers, of preferred shares, without par value, including in the form of American Depositary Shares (“ADSs”).  As used herein, each of the terms “common shares” and “preferred shares” (including, without limitation, in the form of ADSs) refer to securities issued by the Company. Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

To induce the International Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common or preferred shares (including, without limitation, in the form of ADSs) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for common or preferred shares (including, without limitation, in the form of ADSs) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common or preferred shares (including, without limitation, in the form of ADSs), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common or preferred shares (including, without limitation, in the form of ADSs) or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) transactions relating to common or preferred shares (including, without limitation, in the form of ADSs) or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing in Brazil or any other applicable jurisdiction shall be required or shall be voluntarily made in connection with subsequent sales of common or preferred shares (including, without limitation, in the form of ADSs) or other securities acquired in such open market transactions; (b) transfers of common or preferred shares (including, without limitation, in the form of ADSs) or any security convertible into common or preferred shares (including, without limitation, in the form of ADSs) as a bona fide gift; (c) distributions of common or preferred shares (including, without limitation, in the form of ADSs) or any security convertible into common or preferred shares (including, without limitation, in the form of ADSs) to limited partners or stockholders of the undersigned; (d) transfers of common or preferred shares (including, without limitation, in the form of ADSs) by Telefónica, S.A. to any of its subsidiaries, in each case in connection with the acquisition of all of the shares of GVT Participações S.A. (“GVTPar”) and the merger of all of the shares of GVTPar into the Company pursuant to a Stock Purchase Agreement and Other Covenants, dated as of September 18, 2014, by and among Vivendi S.A., Société d’Investissements et de Gestion 72 S.A. and Société d’Investissements et de Gestion 108 SAS, as sellers, the Company, as purchaser, and GVTPar, Global Village Telecom S.A. and Telefónica, S.A. as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and as may be amended by the parties thereto after the Closing Date; (e) transfers or contribution in kind of common or preferred shares (including, without limitation, in the form of ADSs) in connection with any acquisition, equity investment or joint venture directly to the partner in such acquisition, equity investment or joint venture; (f) transfers to companies controlled directly or indirectly by Telefónica, S.A.; or (g) any sales of common or preferred shares (including, without limitation, in the form of ADSs) by the undersigned, provided that the aggregate number of such shares sold during the Restricted Period does not exceed 0.1% of the number of common or preferred shares issued and outstanding on the date hereof; provided that (i) in the case of any transfer or distribution pursuant to clause (b), (c), (e) or (f), each donee, distributee, purchaser or affiliate shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) in the case of any transfer or distribution pursuant to clause (b) or (c), no filing in Brazil or any other applicable jurisdiction, reporting a reduction in beneficial ownership of common or preferred shares (including, without limitation, in the form of ADSs), shall be required or shall be voluntarily made during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Managers, it will not, during the Restricted Period, make any demand for or exercise any right with respect to the registration of any common or preferred shares (including, without limitation, in the form of ADSs) or any security convertible into or exercisable or exchangeable for common or preferred shares (including, without limitation, in the form of ADSs).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s common or preferred shares (including, without limitation, in the form of ADSs) except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the International Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the International Underwriters.

This agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earliest of: (i) termination of the Underwriting Agreement prior to the sale of the preferred shares, including in the form of ADSs, to the International Underwriters in connection with the Public Offering; (ii) notification by the Company to the International Underwriters prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering; and (iii) in the event that the Public Offering has not closed by the fifth business day following the Closing Date specified in the Underwriting Agreement, on such fifth business day.

Very truly yours,

(Name)

(Address)